     As filed with the Securities and Exchange Commission on November , 2000
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               AVI BIOPHARMA, INC.
               (Exact name of registrant as specified in charter)
                       OREGON                               93-0797222
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification Number)
                            ------------------------
                      ONE S.W. COLUMBIA STREET, SUITE 1105
                             PORTLAND, OREGON 97258
                                 (503) 227-0554
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)
                            ------------------------

                               AVI BIOPHARMA, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                            ------------------------
                             DENIS R. BURGER, Ph.D.
                             CHIEF EXECUTIVE OFFICER
                               AVI BIOPHARMA, INC.
                      ONE S.W. COLUMBIA STREET, SUITE 1105
                             PORTLAND, OREGON 97258
                                 (503) 227-0554
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                 with copies to:
                              MICHAEL S. GADD, ESQ.
                                 ATER WYNNE LLP
              222 S.W. COLUMBIA, SUITE 1800, PORTLAND, OREGON 97201
                                 (503) 226-1191

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
 Title of Securities to       Amount to be             Proposed Maximum               Proposed Maximum              Amount of
      be Registered            Registered          Offering Price per Share       Aggregate Offering Price        Registration
                                                             (1)                            (1)                        Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock,                    250,000
 .0001 par value                  shares                     $6.56                        $1,640,625                    $435
==============================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the aggregate offering price is based on the average of the high and low per share sales prices reported for the Common Stock on November 10, 2000, for shares not yet sold.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registration Statement:

                  (a) Annual Report on Form 10-K of AVI BioPharma, Inc. (the "Company") for the year ended December 31, 1999, filed with the Securities and Exchange Commission (the "SEC") on February 29, 2000.

                  (b) Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2000, filed with the SEC on May 10, 2000, Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2000, filed with the SEC on August 9, 2000, Amendment to Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2000, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the SEC on November 9, 2000.

                  (c) Registration Statement on Form 8-A of the Company filed with the SEC on May 29, 1997.

                  (d) All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the date of filing of a post-effective amendment to this Registration Statement stating that all securities offered have been sold or which deregisters all securities then remaining unsold.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As an Oregon corporation, the Company is subject to the Oregon Business Corporation Act ("OBCA") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the OBCA,
Article V of the Company's Third Restated Articles of Incorporation (the "Articles") eliminates the liability of the Company's directors to the Company or its shareholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities. The Articles require the Company to indemnify its directors and officers to the fullest extent not prohibited by law.

         Section 60.387, et seq., of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation in which the director or officer was adjudged liable to the corporation, but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA mandates indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

         The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

         In addition to the provisions contained in the Articles, the Amended and Restated Bylaws of the Company (the "Bylaws") also require the Company to indemnify its directors and officers to the fullest extent permitted by the OBCA. In addition, the Bylaws deem that all rights to indemnification under the Bylaws are deemed to be contractual rights and are to be effective to the same extent as if provided for in a contact between the Company and the director or officer who serves in such capacity.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS


         Number                                       Description
         ------                                       -----------
            5.1            Opinion of Ater Wynne LLP as to the legality of the
                           securities being registered


                                      -3-

           23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

           23.2            Consent of Arthur Andersen LLP

           24.1 Powers of Attorney (included in signature page in Part II of the Registration Statement)

           99.1            AVI BioPharma, Inc. 2000 Employee Stock Purchase Plan
                           (incorporated by reference to Appendix A to
                           Registrant's Definitive Proxy Statement on Form 14-A
                           filed April 12, 2000 (Commission File No. 001-14895)
                           and Amendment to Definitive Proxy Statement on Form
                           14-A filed April 25, 2000 (Commission File No. 001-
                           14895))


ITEM 9.  UNDERTAKINGS

                  (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and(ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 15th day of November, 2000.


                                    AVI BIOPHARMA, INC.



                                    By: /s/ Denis R. Burger, Ph.D.
                                        ------------------------------
                                            Denis R. Burger, Ph.D.
                                            Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Denis R. Burger, Ph.D. and Alan P. Timmins, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Witness our hands on the date set forth below.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                   TITLE                                                      DATE
                 ---------                   -----                                                      ----
/s/ Denis R. Burger, Ph.D.                   Chief Executive Officer and Chairman                     11/15/00
-------------------------------              of the Board (Principal Executive
Denis R. Burger, Ph.D.                       Officer)

/s/ Alan P. Timmins                          President, Chief Operating Officer and                   11/15/00
-------------------------------              Director
Alan P. Timmins



                 SIGNATURE                   TITLE                                                      DATE
                 ---------                   -----                                                      ----

/s/ Mark Webber                              Chief Financial Officer (Principal                       11/15/00
-------------------------------              Financial and Accounting Officer)
Mark Webber

/s/ Dwight D. Weller, Ph.D.                  Senior Vice President of Chemistry and                   11/15/00
-------------------------------              Manufacturing and Development and
Dwight D. Weller, Ph.D.                      Director

/s/ Patrick L. Iversen, Ph.D.                Senior Vice President of Research and                    11/15/00
-------------------------------              Development and Director
Patrick L. Iversen, Ph.D.

/s/ Bruce L.A. Carter, Ph.D.                 Director                                                 11/15/00
-------------------------------
Bruce L.A. Carter, Ph.D.

/s/ Nick Bunick                              Director                                                 11/15/00
-------------------------------
Nick Bunick

/s/ Joseph Rubinfeld, Ph.D.                  Director                                                 11/15/00
-------------------------------
Joseph Rubinfeld, Ph.D.

/s/ John Fara, Ph.D.                         Director                                                 11/15/00
-------------------------------
John Fara, Ph.D.


                               INDEX TO EXHIBITS


     Exhibit                                                                            Page
     Number           Exhibit                                                           No.
     ------           -------                                                           ----

      5.1         Opinion of Ater Wynne LLP as to the legality of the securities being registered

     23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

     23.2         Consent of Arthur Andersen LLP

     24.1 Powers of Attorney (included in signature page in Part II of the Registration Statement)

     99.1         AVI BioPharma, Inc. 2000 Employee Stock Purchase Plan
                  (incorporated by reference to Appendix A to Registrant's
                  Definitive Proxy Statement on Form 14-A filed April 12, 2000
                  (Commission File No. 001-14895) and Amendment to Definitive
                  Proxy Statement on Form 14-A filed April 25, 2000 (Commission
                  File No. 001-14895))
